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                                  Exhibit 5.1


                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                            New York, New York 10176
                                 (212) 661-6500



                                                             September 25, 1998


Family Golf Centers, Inc.
538 Broadhollow Road
Melville, New York  11747

       Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

       You have requested our opinion, as counsel for Family Golf Centers, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement relates to an offering by certain selling stockholders named therein (the "Stockholders") from time to time of up to 945,822 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"). Of the 945,822 Shares being offered hereby, 30,000 are issuable at $20.66 per share and 21,255 are issuable at $26.67 per share, in each case, upon the exercise of certain options issued in connection with the Company's acquisition of certain golf facilities (collectively, the "Options"). The shares underlying the Options are referred to herein as the "Option Shares." In addition, of the 945,822 Shares being offered hereby, 23,516 are issuable at $13.51 per share upon the exercise of certain warrants issued in connection with the acquisition of Leisure Complexes, Inc. in July 1997 (collectively, the "Warrants"). The shares underlying the Warrants are referred to herein as the "Warrant Shares."

       We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. We have assumed that there will be no changes in applicable law between the date of this opinion and the date the Shares proposed to be sold by the Stockholders pursuant to the Registration Statement are actually sold. It is our opinion that (i) the Option Shares and Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Options or Warrants, as the case may be, in accordance with their respective terms of the Warrants, will be validly issued, fully paid and non-assessable, and (ii) the Shares (other than the Warrant Shares) have been duly authorized and validly issued and are fully-paid and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ Squadron, Ellenoff, Plesent
                                             & Sheinfeld, LLP